ABCS(2007)2004
Rights Pledge Contract
Contract No.: 53904200900004472

Pledgee (full name): Agricultural Bank of China, Kunming Shuanglong Branch

Pledgeor: China Shenghuo Pharmaceutical Holdings, Inc.

This Pledge Contract is entered into by and among the two parties in accordance with relevant Chinese laws and regulations for purpose of ensuring that Kunming Shenghuo Pharmaceutical (group) Co., Ltd. (“Kunming Shenghuo”) will repay the loan under the Loan Contract between Kunming Shenghuo and the Pledgee, dated August 24, 2009(“Principal Contract”).

1. Type and Amount of the Creditor’s Principal Claim

The creditor’s principal claim guaranteed is the loan borrowed for medium-term current capital in the amount of RMB50 million.

2. The Scope of Guaranty of Pledge

The scope of this guaranty of pledge includes the amount of creditor’s principal claim and the interest thereof, default fine, compensation for damage and all kinds of relevant expenses incurred by the pledgee to recover its claim and the pledged right.

3. The Pledged Right

The pledgor agrees on the pledge of stock right, as to the details of pledged right please find the List of Pledge of Rights(equity/fund/bond), No.: 53904200900004472 (Name and No. of the list) as attached, which constitutes the integral part of this Contract and has same legal force and effect as in the Contract; and

The provisional price of the above mentioned pledged right is RMB 101.86 million while the terminal value will be determined by its actual disposing price.

4. Covenants of the Pledgor

4.1 The pledgor has obtained authrization necessary to enter into this Contract pursant to relavent regulations and procedures.

4.2 The full and undisputed ownership and disposition right of the pledged right is entitled to the pledgor.

4.3 The pledged right is transferable according to law.

4.4 The pledged right has not been cancelled upon application, been declared null and void upon application, facing objection, seal-up, freezing, supervision, litigation, arbitration, reporting lost and stop of payment.

4.5 The pledgor has obtained approval from co-owners of the right to be pledged under this Contract.

4.6 The pledgor promises to pay all kinds of expenses related to the pledged right according to laws and regulations, perform the legal obiligations, expand the term of right as per the requirement of the pledgee and have the pledged right remain in force and effect at duration period.

4.7 At the duration period of the pledged right, the pledgor shall inform the pledgee in written for any of following cases:

  4.7.1 The pledged right has been cancelled upon application, been declared null and void upon application, facing objection, seal-up, freezing, supervision, litigation, arbitration, reporting lost and stop of payment or other cases that would affect the realization of pledged right.

4.7.2 The business license of the pledgor has been cancelled or revoked, the pledgor was ordered to close down or was terminated for other causes.

4.7.3 The pledgor applies for bankruptcy, reorganization, reconciliation or is the subject of bankruptcy and reorganization applications.

4.8 There is no existence of other cases that would affect the realization of pledged right.

5. Effect of the Pledged Right

The effect of pledged right is extended to the incidental right associated with the pledged right, yield and property and rights according to laws and regulations.

6. Delivery and Storage of the Document of Title

6.1 If necessary, the pledgor shall deliver relevant document of title to the pledgee within specified days from the date of this Contract. The pledgee shall keep the delivered document of title in good condition.

6.2 Where a bill of exchange, promissory note, cheque, warehouse receipt, bill of lading, bond or other document of title that needs to be negotiated by endorsement is pledged, the words of “value in pledge” are required to be written in the endorsement.

6.3 If necessary, the pledgor shall register the pledge contract with the registration authorities within specified days from the date of this Contract and the original registration certificate shall be kept by the pledgee. The pledgor shall assist the pledgee in case that the registration of transferred pledged right or of other issues need to be changed.

6.4 At the duration period of the pledged right, the pledgor may not grant or transfer the pledged right, permit other person to use the pledged right or dispose the pledged right in other ways without the written approval of the pledgee. Where the written approval is available, the proceeds from the pledged right disposition shall firstly be used to liquidate the creditor’s principal claim secured by the stock right and the escrow.

6.5 At the duration period of the pledged right, where the value of pledged right is decreased, the pledgee is entitled to ask the pledgor offering a guranty which is equivalent to the decreased value and needs to be recognized by the pledgee.

7. Transfer of the Pledged Right

Where part of the creditor’s claim is transferred by the pledgee, the pledgee is entitled not to transfer the corresponding pledged right.

8. The Realization of Pledged Right

8.1 Under any of the following circumstances, the pledgee has the right to exercise the pledged right:

8.1.1 The pledgee is not paid at the maturity of the obiligation under the Principal Contract.

8.1.2 The business licenses of the debtor or pledgor has been cancelled or revoked, or he is ordered to close down or was terminated for other causes.

8.1.3 The People’s Court has accepted the bankruptcy application of the debtor or pledgor or has made the determination of a settlement.

8.1.4 The debtor or pledgor was dead or was declared lost or dead.

8.1.5 The pledged right has been cancelled upon application, been declared null and void upon application, facing objection, litigation, arbitration, seal-up, freezing, supervision or other enforcement actions have been taken.

8.1.6 The pledgor has not offered corresponding guranty as per the requirements of the pledgee.

8.1.7 The pledgor has violated the obligations under this Contract.

8.1.8 The existence of other circumstances that have materially affected the realization of pledged right.

8.2 Where a pledged bill of exchange, cheque, promissory note, bond, certificate of deposit, warehouse receipt or bill of lading can be honoured or taken delivery before the creditor’s claim under the Principal Contract expires, the pledgee is entitled to do so first and the proceeds therefrom can be firstly used to liquidate the creditor’s principal claim secured by the stock right and escrow.

8.3  Where more than two material guarantors for the creditor’s claim under this Contract exist in the mean time, the pledgee is entitled to exercise the security right to any one of the collateral or both of them.

8.4 Where the pledgor is the third person other than the debtor, meanwhile the debtor has offered material guranty for the creditor’s claim under the Principal Contract, and the pledgor has waived this security right, the pledgor agrees to offer a guaranty of pledge for the creditor’s claim under the Principal Contract.

9. Return of the Document of Title

9.1 Where all the debts under the Principal Contract have been performed, or all the creditor’s claims secured by the pledged right under the Principal Contract have been liquidated, the pledgee shall timely return the document of title to the pledgor.

9.2 The pledgor shall accept the returned document of title timely.

10. Liability for Breach of Contract

10.1 The pledgor shall indemnify the pledgee in case of commiting any of the following acts:

10.1.1 Haven’t obtained legal and valid authorization which is necessary for the guaranty under this Contract.

10.1.2 Haven’t performed his obligation of making a full and accurate disclosure to the extent that there is a existence of co-ownership of the pledged right and a dispute over the pledged right, or the pledged right has been cancelled upon application, been declared null and void, facing objection, seal-up, freezing, supervision, litigation, arbitration, reporting lost and stop of payment.

10.1.3 Haven’t delivered the document of title, or made a pledge endorsement or registered the pledge contract according to this Contract.

10.1.4 Have disposed the pledged right without the written approval of the pledgee.

10.1.5 Haven’t offered the corresponding guranty as per the requirement of the pledgee.

10.1.6 Other activites that have violated the agreement under this Contract or affected the realization of pledged right.

10.2 Where the pledgee is involved in any of the following acts, which results in a loss for the pledgor, then the pledgee shall be liable to pay compensatory damages:

10.2.1 The document of title is damaged or destructed, or is lost resulting from the pledgee’s negligence in storage.

10.2.2 Where the pledgee delayed in exercising the pledged right at the written request of the pledgor when the time limit for the performance of debts expires.

11. Liability for Expenses

The pledgor shall be liable for incurred costs in the course of pledged right appraisement, evaluation, storage, registration, notarization and escrow.

12. Resolution of Disputes

Any dispute arising from this Contract shall be resolved by both parties through friendly discussion, or

12.1 Shall be resolved by litigation which falls within the jurisdiction of People’s Court in the Pledgee’s place of residence.

12.2 During the course of the litigation, this Contract shall be performed except for the part under dispute.

13. Other Matters

13.1 The pledgor hereby acknowledges the receipt of the Principal Contract and have read and understood this contract secured by the pledgor.

14. This Contract shall take effect from the date of its execution.

15. This Contract is made out in 5 copies and each one for the Pledgee, the Pledgor, the Administration for Industry and Commerce, Ministry of Commerce and the Public Notary Office. Each copy has same legal force and effect.

16. The pledgee has notified the pledgor to make a complete and accurate understanding for each provision under this Contract and have made explanations for corresponding provisions as per the requirement of the pledgor. Both parties reached an agreement on this Contract.

Pledgee:

Agricultual Bank of China, Kunming Shuanglong Branch

Signature: Zuo Wu Zhou

Pledgor:

China Shenghuo Pharmaceutical Holdings, Inc

Signature: Gui Hua Lan

Date:

ABCS(2007)2010-3

List of Pledge of Rights(equity/fund/bond)

Pledgee (full name):

Agricultural Bank of China, Kunming Shuanglong Branch

Pledgeor:

China Shenghuo Pharmaceutical Holdings, Inc.

No.:53904200900004472

Pledged with:  94.95% shares of Kunming Shenghuo Pharmaceutical Co., Ltd. held by China Shenghuo Pharmaceutical Holdings, Inc.

Provisional price of those shares: RMB101.86 million

This List constitutes a integral part of the Pledge Contract, No.: 53904200900004472. Both parties have reached the following special agreement besides the above mentioned Contract:

1. At the duration period of the pledged right, the effect of pledged right is extended to the such yields as bond interest, fund dividend, return on equity including stock dividend and transfer, bonus, coupon and etc., which may not be taken by the pledgor.

2. Where the fund shares are pledged, when the fund contract was changed or terminated, the pledgor shall timely notify the pledgee. At the duration period of the pledged right, the pledgor may not apply to redeem or transfer the pledged fund shares.

3. When the market value of the pledged right accounts for less than  % of the provisional price when it was pledged, the pledgee is entitiled to ask the pledgor offering a guaranty deposit or other guaranty that is recognized by the pledgee.

4. The pledgor has delivered the document of title to the pledgee, if necessary.

Pledgee:

Agricultual Bank of China, Kunming Shuanglong Branch

Signature: Zuo Wu Zhou

Pledgor:

China Shenghuo Pharmaceutical Holdings, Inc.

Signature: Gui Hua Lan

Date: August 19, 2009

Notary Certificate

No.:14789

Applicant:

Pledgee:

Agricultual Bank of China, Kunming Shuanglong Branch

Place of redidence: No.199 Shuang Tang Road, Kunming City

Person-in-charge: Zuo Wu Zhou

Position: Governor of the Bank

Pledgor:

China Shenghuo Pharmaceutical Holdings, Inc.

Place of residence: No.2 Jing You Road, Kunming National Economy and Technology Developing District

Legal representative: Gui Hua Lan

Notarization: The Right Pledge Contract

Both parties agree on the notarization application for the above mentioned Contract.

We hereby prove that both parties have signed the above mentioned Right Pledge Contract upon consensus. The pledgee is a qualified Financial institution engaging in loan bussiness(RMB) and its governor is entitled to sign this Contract on behalf of his bank; while the pledgor is a qualified entity to sign this Contract.

This Pledge Contract is entered into by those two parties according to relevant laws and regulations of China for purpose of ensuring that Kunming Shenghuo Pharmaceutical (group) Co., Ltd. will repay the loan under Loan Agreement, No.53101200900004676 as above mentioned. This Contract is secured by the pledge of 94.95% shares of Kunming Shenghuo Pharmaceutical Co., Ltd. Held by the pledgor. Upon examination, the pledgee agrees to accept the guarany of pledge offered by the pledgor. Specific provisions such as Amount of Guaranty, Term of Guaranty, Way of Payment, Rights and Obligations of Both Parties, Liability for Breach of Contract have been clarified therein.

Based upon the above mentioned facts, we hereby certify that the above Right Pledge Contract is dated August 19, 2009, and is entered into at Kunming City, Yunnan Province by and among Zuo Wu Zhou, the governor of Agricultual Bank of China, Kunming Shuanglong Branch and Gui Hua Lan, the legal representative of China Shenghuo Pharmaceutical Holdings, Inc. This Contract entered into by both parties is in compliance with Article 55 of The General Principles of the Civil Law of the People’s Republic of China; the signatures and seals of both parties are found to be authentic; the contents of this Contract are in compliance with regulations of The Contract Law of the People’s Republic of China, The Property Law of the People’s Republic of China and The Guaranty Law of the People’s Republic of China, respectively.

Pursuant to Article 226 of The Property Law of the People’s Republic of China, where the stock right is pledged, the pledged right is established from the date of registration with the Administraion of Commerce and Industry.

Issued by:

Ju Ming Feng,
of Zhenyuan Public Notary Office, of Kunming City, Yunnan Province, P.R.C.

Date: August 19, 2009